SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) July 2, 1999 (July 1, 1999)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
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        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), the registrant hereby files the following press release.


                                                     Contact:  Mike Ricciuto
                                                               (302) 892-7996



                DUPONT TO RESTRUCTURE CROP PROTECTION BUSINESS
                ----------------------------------------------


        WILMINGTON, Del., July 1 -- DuPont today announced that it plans to restructure its $2 billion Crop Protection business to address intensely competitive market conditions and position the business for future growth.

        The business intends to consolidate its manufacturing capacity and refocus its research and development programs and marketing activities, resulting in the elimination of approximately 800 jobs. Affected positions and locations have not yet been determined. Estimated annual pretax savings of approximately $200 million are expected to begin accruing in the fourth quarter of 1999. DuPont expects to record a nonrecurring charge in the third quarter for employee separation costs associated with the restructuring. Potential asset write-offs are currently under review.

        "We're taking these actions to keep DuPont ahead of the incredibly fast-paced and ever changing global agricultural marketplace," said Chairman and CEO Charles O. Holliday, Jr. "These difficult but necessary actions will enable the crop protection business to provide an even stronger base in support of the other parts of our agricultural enterprise, specifically Nutrition & Health and the impending merger with Pioneer Hi-Bred International."

        "We must maintain a competitive cost structure in our crop protection business while focusing our resources on the successful introduction of three new products and achieving synergies with Pioneer," Holliday said.

        DuPont Crop Protection employs 5,500 people in 40 countries. It sells herbicides, fungicides, and insecticides to the corn and soybean, cereals, and specialties markets.

        DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 65 countries and has 92,000 employees.



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Forward-Looking Statements:  This news release contains forward-looking state-
ments based on management's expectations, estimates, and projections. All statements that address expectations or projections about the company's strategy for growth, product development, market position, expected expenditures, and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report or Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies, and economic conditions of countries in which the company does business; competitive pressures;
successful integration of structural changes, including acquisitions, divestitures, and alliances; failure of the company or related third parties to become Year 2000 capable; research and development of new products, including regulatory approval and market acceptance.


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7/1/99










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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 2, 1999









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